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                     COMMON SECURITIES GUARANTEE AGREEMENT

                              PXRE Capital Trust I

                          Dated as of January 29, 1997

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                               TABLE OF CONTENTS

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                                                                                          Page

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

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SECTION 1.1  Definitions and Interpretation..................................................1

                                   ARTICLE II
                                   GUARANTEE

SECTION 2.1  Common Securities Guarantee.....................................................4
SECTION 2.2  Waiver of Notice and Demand.....................................................4
SECTION 2.3  Obligations Not Affected........................................................4
SECTION 2.4  Rights of Holders...............................................................5
SECTION 2.5  Guarantee of Payment............................................................5
SECTION 2.6  Subrogation.....................................................................5
SECTION 2.7  Independent Obligations.........................................................6


                                  ARTICLE III
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1  Limitation of Transactions......................................................6
SECTION 3.2  Ranking.........................................................................7

                                   ARTICLE IV
                                  TERMINATION

SECTION 4.1  Termination.....................................................................7

                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.1  Successors and Assigns..........................................................8
SECTION 5.2  Amendments......................................................................8
SECTION 5.3  Notices.........................................................................8
SECTION 5.4  Benefit.........................................................................9
SECTION 5.5  Governing Law...................................................................9
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GUARANTEE AGREEMENT

               This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of January 29, 1997, is executed and delivered by PXRE Corporation, a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of PXRE Capital Trust I, a Delaware statutory business trust (the "Issuer").

               WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 29, 1997, among the Administrators and trustees named therein, PXRE Corporation, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 3,093 shares of common securities, having a par value of $1,000 per share (the "Common Securities");

               WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

               WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Capital Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Capital Securities (as defined in the Declaration) of the Issuer, except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Capital Securities to receive payments under the Capital Securities Guarantee;

               NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.


                               ARTICLE IARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions and Interpretation

               In this Common Securities Guarantee, unless the context otherwise requires:

               (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

               (b) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;






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               (c) all references to "the Common Securities Guarantee" or "this
        Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

               (d) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee, unless otherwise specified;

               (e) capitalized terms used in this Common Securities Guarantee have the same meanings ascribed to such terms in the Declaration unless otherwise defined in this Common Securities Guarantee or unless the context otherwise requires; and

               (f) a reference to the singular includes the plural and vice versa.

               "Capital Guarantee Payments" has the meaning set forth in Section 2.1.

               "Covered Person" means any Holder or beneficial owner of Common Securities.

               "Debentures" means the junior subordinated debentures of the PXRE Corporation designated the 8.85% Junior Subordinated Deferrable Interest Debentures due 2027, held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

               "Declaration Event of Default" means an "Event of Default" as defined in the Declaration.

               "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Common Securities Guarantee.

               "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) which are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor in accordance with the terms of the Declaration, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor in accordance with the terms of the Declaration, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in dissolution of the Issuer (in either case, the "Liquidation Distribution").

               "Guarantees" means the Capital Securities Guarantee and this Common Securities Guarantee, collectively.



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               "Holder" or "Holders" shall mean PXRE Corporation.

               "Indenture" means the Indenture dated as of January 29, 1997, among the Guarantor and First Union National Bank, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Institutional Trustee of the Issuer.

               "Liquidation Distribution" has the meaning set forth in the definition of "Guarantee Payments" herein.

               "Majority in liquidation amount of the Common Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Common Securities, voting together as a class, but separately from the holders of Capital Securities, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Common Securities then outstanding.

               "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Common Securities Guarantee shall include:

               (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

               (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

               "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

               "Securities" means the Common Securities and the Capital Securities.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.



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                                   ARTICLE II
                                   GUARANTEE

SECTION 2.1 Common Securities Guarantee

               The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert; provided, however, if an Declaration Event of Default has occurred and is continuing, the rights of Holders of Common Securities to receive Guarantee Payments are subordinated to the rights of holders of Capital Securities to receive payments under the Capital Securities Guarantee ("Capital Guarantee Payments"), with the result that no Guarantee Payments shall be made unless payment in full in cash of all accumulated and unpaid Capital Guarantee Payments on all outstanding Capital Securities shall have been made or provided for, and all funds immediately available to the Institutional Trustee shall first be applied to the payment in full in cash of all such Capital Guarantee Payments then due and payable. The Guarantor's obligation to make Guarantee Payments will not be discharged except by payment of the Guarantee Payments in full. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2 Waiver of Notice and Demand

               The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3 Obligations Not Affected

               The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

               (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any



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        interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Common Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

               There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4 Rights of Holders

               Any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee. The Guarantor waives any right or remedy to require that any such action be brought first against the Issuer or any other Person before so proceeding directly against the Guarantor.

SECTION 2.5 Guarantee of Payment

               This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6 Subrogation

               The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Common


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Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7 Independent Obligations

               The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

                                  ARTICLE III
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1 Limitation of Transactions

               So long as any Common Securities remain outstanding, if (i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, (ii) there shall have occurred and be continuing an Event of Default or an event of default under the Declaration, or (iii) the Guarantor shall have selected an Extension Period as provided in the Declaration and such period, or any extension thereof, shall be continuing, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of the Guarantor's capital stock or rights to acquire such capital stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Guarantor's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock or rights to acquire such capital stock for another class or series of the Guarantor's capital stock, or rights to acquire any such stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
(iv) dividends or distributions made on the Guarantor's capital stock or rights to acquire such capital stock, in each case with the Guarantor's capital stock or rights to acquire such capital stock; or (v) make any guarantee payments (other than payments under the Capital Securities Guarantee) with respect to the foregoing and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures.

SECTION 3.2 Ranking

               This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) of the Guarantor. By their acceptance thereof, each Holder of Common Securities agrees to the foregoing provisions of this Common Securities Guarantee and the other terms set forth herein.



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               Because the Guarantor is a holding company, the right of the
Guarantor to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and claimants should look only to the assets of the Guarantor for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including Senior Indebtedness of the Guarantor, under any indenture that the Guarantor may enter into in the future or otherwise.

               If a Declaration Event of Default has occurred and is continuing, the rights of holders of the Common Securities of the Issuer to receive Guarantee Payments are subordinated to the rights of holders of Capital Securities to receive Capital Guarantee Payments, with the result that no Guarantee Payments shall be made unless payment in full in cash of all accumulated and unpaid Capital Guarantee Payments on all outstanding Capital Securities shall have been made or provided for, and all funds immediately available to the Institutional Trustee shall first be applied to the payment in full in cash of all such Capital Guarantee Payments then due and payable.


                                   ARTICLE IV
                                  TERMINATION

SECTION 4.1 Termination

               This Common Securities Guarantee shall terminate (i) upon full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities or
(iii) upon full payment of the amounts payable in accordance with the Declaration upon dissolution of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.1 Successors and Assigns

               All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, in each case, to the extent permitted under the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Common Securities Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Common Securities.



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SECTION 5.2 Amendments

               Except with respect to any changes that do not adversely affect the rights of Holders of Common Securities in any material respect (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Common Securities. The provisions of the Declaration with respect to amendments thereof apply to the giving of such approval.

SECTION 5.3 Notices

               All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered against written receipt, telecopied, mailed by first class mail or delivered by a nationally recognized overnight courier service, as follows:

               (a) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                      PXRE Corporation
                      399 Thornall Street
                      Fourteenth Floor
                      Edison, NJ  08837
                      Attention:  Treasurer
                      Telecopy:  (908) 906-9157

               with a copy to:

                      Morgan, Lewis & Bockius LLP
                      101 Park Avenue
                      New York, NY  10178-0060
                      Attention:  F. Sedgwick Browne
                      Telecopy:  (212) 309-6273

               (b) If given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

               All such notices shall be deemed to have been given when received in person, against written receipt, telecopied with receipt confirmed, or five days after mailing by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

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SECTION 5.4 Benefit

               This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

SECTION 5.5 Governing Law

               THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.



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               THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.




                                              PXRE CORPORATION,
                                                  as Guarantor


                                              By; /s/ Gerald L. Radke
                                                 -------------------------------
                                                  Name: Gerald L. Radke
                                                  Title: President

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